UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 29, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 29, 2005, EXCO Resources, Inc., a Texas corporation (EXCO), filed a Form 8-K (Original Form 8-K).  This Form 8-K/A Amendment No. 1 to the Original Form 8-K amends and restates Item 7.01 of the Original Form 8-K in its entirety and further supplements the Original Form 8-K as follows:

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, EXCO entered into an agreement with JPMorgan Chase Bank, N.A., as agent for certain lenders, in connection with the Bridge Loan (as defined in Item 7.01 below). The principal amount outstanding of the Bridge Loan is $350.0 million. Pursuant to the terms of the agreement, EXCO agreed to redeem all of its outstanding 7¼% senior notes due 2011 (Senior Notes) if the Bridge Loan is not repaid on or prior to July 3, 2006.  Upon completion of the redemption, if any, EXCO and its subsidiaries will deliver guarantees of the exchange notes issuable by Holdings upon maturity of the Bridge Loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for information regarding EXCO’s contingent obligations regarding the Bridge Loan.

Item 5.01 Changes in Control of the Registrant.

See “Equity Buyout” in Item 7.01 below for a description of the change in ownership of EXCO’s corporate parent, EXCO Holdings Inc. (Holdings).  Following completion of the Equity Buyout, Robert Davenport, Mark Neporent, Lenard Tessler, Alexander Wolf, Vincent J. Cebula and Jeffrey Serota resigned from the Board of Directors of Holdings.  The Equity Buyout constitutes a change of control under the indenture governing the Senior Notes.  The indenture provides that EXCO has thirty days to commence a change of control put offer, whereby all of the holders of Senior Notes have the option to put their Senior Notes to EXCO at 101% of the principal amount of the Senior Notes plus accrued and unpaid interest.

Item 5.02 Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2005, in connection with the consummation of the Equity Buyout, Lenard Tessler, Vincent J. Cebula and Jeffrey Serota resigned from the Board of Directors of EXCO.

Item 7.01  Regulation FD Disclosure.

Equity Buyout

On August 29, 2005, EXCO announced that the Board of Directors of Holdings approved for consideration by the Holdings stockholders the proposed terms of an equity buyout (Equity Buyout) pursuant to a purchase of all of the outstanding shares of capital stock of Holdings by EXCO Holdings II, Inc. (Holdings II), a Delaware corporation controlled by a group of investors led by Douglas H. Miller, the Chairman and Chief Executive Officer of EXCO.

On October 3, 2005, Holdings II completed its purchase of all of the outstanding shares of capital stock of Holdings for an aggregate purchase price of approximately $700.0 million.  The Equity Buyout was funded by a combination of (i) $350.0 million of bridge indebtedness (Bridge Loan), (ii) approximately $183.1 million from the issuance of Holdings II common stock to new private equity investors and EXCO employees and (iii) the exchange of approximately $166.9 million of Holdings Class A and Class B common stock for Holdings II common stock.  Holdings’ majority stockholder sold all of its shares for cash.  JPMorgan Chase Bank, N.A. was the lead lender under the Bridge Loan.

Merger of Holdings II into Holdings

Promptly following the consummation of the Equity Buyout, Holdings II merged with and into Holdings (Merger).  As a result of the Merger, each outstanding share of Holdings II common stock was cancelled and exchanged for one share of Holdings common stock.  In addition, all shares of Holdings Class A and Class B common stock held by Holdings II were cancelled in connection with the Merger.

Pursuant to the Merger, the indebtedness incurred by Holdings II to fund the Equity Buyout was assumed by Holdings.

ONEOK Acquisition

On September 16, 2005, Holdings II incorporated TXOK Acquisition, Inc. (TXOK), a Delaware corporation.  TXOK was formed to acquire (i) all of the issued and outstanding shares of common stock of ONEOK Energy Resources Company (ONEOK Energy) and (ii) all of the issued and outstanding membership interests of ONEOK Energy Resources Holdings, LLC (ONEOK Energy LLC).  ONEOK Energy was a wholly-owned by ONEOK, Inc., a Tulsa-based public utility company, and ONEOK Energy LLC was owned by ONEOK Energy.

The ONEOK acquisition closed on September 27, 2005.  The purchase price paid at closing, based upon adjustments as of that date, was $642.9 million.  Effective upon closing, ONEOK Energy and ONEOK Energy LLC became wholly-owned subsidiaries of TXOK and indirect subsidiaries of Holdings II.  Following the Merger, TXOK and its subsidiaries became subsidiaries of Holdings and are not subsidiaries of EXCO.

TXOK funded the ONEOK acquisition with (i) $20.0 million in private debt financing; (ii) the issuance of $150.0 million of TXOK preferred stock; (iii) the TXOK credit facility, with an initial borrowing base of $325.0 million, of which approximately $308.8 million was drawn at the closing of the ONEOK acquisition; and (iv) the TXOK second lien term loan facility for $200.0 million.  Neither Holdings (as survivor of the Merger with Holdings II) nor EXCO is an obligor, guarantor or a pledgor of its assets with respect to these financings.  Proceeds TXOK received under the facilities in excess of the purchase price were used to fund the fees and expenses of the ONEOK acquisition with the remainder being held for working capital purposes.

The TXOK preferred stock currently has full voting rights to vote with the TXOK common stock on all matters submitted to a vote by stockholders.  Accordingly, holders of the TXOK preferred stock currently hold voting control of TXOK.  If the TXOK preferred stock is not redeemed on or before September 27, 2006, the TXOK preferred stock will automatically convert into common stock representing 90% of the outstanding common stock of TXOK.

The properties acquired in the ONEOK acquisition include 1,019 gross (428 net) producing oil and natural gas wells in Texas and Oklahoma.  Combined, the acquired companies have proved reserves (estimated as of July 31, 2005) of approximately 223 Bcfe of natural gas, 151 miles of natural gas gathering lines and averaged production of approximately 927 barrels of oil per day and 47.7 Mmcf of natural gas per day during July 2005.

In connection with the ONEOK acquisition, TXOK made offers to hire employees of ONEOK that have historically worked on these assets and will direct these operations from a new office in Tulsa, Oklahoma.

Various private investors funded a total of $20.0 million in loans to TXOK to fund the $19.4 million in deposits paid in connection with the ONEOK acquisition.  These loans must be repaid by TXOK by October 10, 2005.  These investors also entered into contracts with TXOK to render financial advisory services to TXOK pursuant to which they will be paid approximately $4.9 million at the same time the loans are due.  TXOK intends to repay these loans through an increase in Holdings equity investment in TXOK.

Equity Transaction

Holdings plans to pursue an underwritten initial public offering (IPO) of the common stock of EXCO in order to raise funds, in addition to cash on hand and additional borrowings under EXCO’s revolving credit facility, to repay the Bridge Loan, repay the TXOK credit facility, repay the TXOK second lien term loan facility, redeem the TXOK preferred stock and provide additional working capital.

Holdings would be merged with and into EXCO immediately prior to the IPO.  It is anticipated that the IPO would be completed in the first quarter of 2006.  The plan to pursue the IPO is subject to SEC clearance, the receipt of any other necessary approvals and market conditions. There can be no assurance as to whether or when any such offering would be completed or as to the size or terms of any such offering.  TXOK and its subsidiaries would become subsidiaries of EXCO after the merger.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.  This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward Looking Statements

In this release, our use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by EXCO with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: October 4, 2005	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer